Impinj Announces Exchange of 1.125% Convertible Senior Notes due 2027

SEATTLE, September 10, 2026 – Impinj, Inc. (Nasdaq: PI), a leading RAIN RFID provider and Internet of Things pioneer, today announced that it entered into privately-negotiated exchange agreements with certain holders of its outstanding 1.125% Convertible Senior Notes due 2027 (the “2027 Notes”) in which Impinj agreed to exchange approximately $56.5 million in cash and approximately 188,451 shares of common stock based on the Reference Price (as described below) for $56.3 million in aggregate principal amount of the outstanding 2027 Notes (the “2027 Notes Exchange”). The foregoing amounts of cash and stock are subject to adjustment during a 2-day measurement period ending September 14, 2026. Accordingly, such approximate amounts are estimates based on an assumed price per share of Impinj’s common stock equal to the closing price per share of common stock on The Nasdaq Global Select Market on the date of the applicable Exchange Agreement and the Reference Price used in the Exchange Transactions. The actual amounts of cash paid and shares of common stock issued could vary depending on changes in the trading price of Impinj’s common stock during the measurement period. Closings of the 2027 Notes Exchange are expected to take place on or about September 16, 2026. Impinj will use cash on hand to fund the 2027 Notes Exchange. Immediately following the closings of the 2027 Notes Exchange, approximately $1.0 million aggregate principal amount of the 2027 Notes will remain outstanding.

The 2027 Notes Exchange is being conducted as a private placement and the shares of common stock issued in the 2027 Notes Exchange will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and are being offered only to persons believed to be a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. Impinj is relying on this exemption from registration based on the representations made by the holders of the 2027 Notes participating in the 2027 Notes Exchange.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expected closing of the 2027 Notes Exchange and the impact on the outstanding aggregate principal amount of the 2027 Notes. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Potential risks and uncertainties that could cause actual results to differ materially from the results predicted include, among others, changes in the convertible note and other capital markets; and those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

About Impinj

Impinj (Nasdaq: PI) delivers Physical Intelligence (PI), connecting the physical world to the AI-powered digital world to fuel smarter automated workflows and improve consumer experiences. From retail merchandise and groceries to packages and shipping pallets, Impinj products and solutions identify and track tens of billions of everyday items, providing real-time insights that enable businesses to visualize everything, waste nothing, and act instantly.

www.impinj.com | 400 Fairview Ave. N, Suite 1200 | Seattle, WA 98109 | Tel +1-206-517-5300

For more information, contact:
Investor Relations

Andy Cobb, CFA

Vice President, Corporate Finance & Investor Relations
+1 206-315-4470
ir@impinj.com

Media Relations

Bassil Elkadi

Senior Director, Communications & Public Relations

+1 206-517-5300

comms@impinj.com

www.impinj.com | 400 Fairview Ave. N, Suite 1200 | Seattle, WA 98109 | Tel +1-206-517-5300